UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 19, 2012

THE PAWS PET COMPANY, INC.

(Exact name of registrant as specified in its charter)

ILLINOIS	333-130446	20-3191557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 E. Atlantic Ave, Suite C2-264, Delray Beach, FL 33483

(Address of principal executive offices, including zip code)

561 886 7108

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On June 15, 2012, The PAWS Pet Company, Inc. (the “Company”) entered into a subscription agreement (the “Subscription Agreement”) with an accredited investor for the sale of 10,000,000 shares of its common stock, no par value (the “Common Stock”) at a per share purchase price of $0.01. The aggregate gross proceeds to the Company from the sale of the Common Stock were $100,000.

On June 9, 2012, the Company entered into a subscription agreement with another investor (the “Prior Agreement” and with the Subscription Agreement, the “Agreement”), which agreement was identical in form to the Subscription Agreement, except that it provided for the sale of 1,500,000 shares of Common Stock for aggregate gross proceeds to the Company of $15,000.

The foregoing description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the form of Agreement, which is filed as Exhibit 4.1, hereto and is incorporated herein by reference.

In connection with the offer and sale of securities to the investor pursuant to the Agreement, the Company relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
4.1	Form of Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 19, 2012

THE PAWS PET COMPANY, INC.

By:	/s/Andrew C. Warner
Name:	Andrew C. Warner
Title:	Chief Financial Officer

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